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                                   VIACOM INC.


                        STANDARD PREFERRED STOCK WARRANT

                              AGREEMENT PROVISIONS


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                                TABLE OF CONTENTS
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                                   Article 1
                                   ---------


            Issuance, Execution and Delivery of Warrant Certificates
            --------------------------------------------------------

         Section 1.1 Issuance of Warrant Certificates.............................................................1

         Section 1.2 Execution and Delivery of Warrant Certificates...............................................2

         Section 1.3 Registration and Countersignature............................................................3

                                    Article 2
                                    ---------

            Warrant Price, Duration and Exercise of Warrant Certificates
            ------------------------------------------------------------

         Section 2.1 Warrant Price................................................................................4

         Section 2.2 Duration of Warrant Certificates.............................................................4

         Section 2.3 Exercise of Warrant Certificates.............................................................5

                                    Article 3
                                    ---------

            Other Provisions Relating to Rights of Holders of Warrant Certificates
            ----------------------------------------------------------------------

         Section 3.1 No Rights as Securityholders Conferred by Warrant Certificates...............................7

         Section 3.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates....................................7

         Section 3.3 Holder of Warrant Certificate May Enforce Rights.............................................8

         Section 3.4 Call of Warrants by the Company..............................................................8

         Section 3.5 Optional Reduction of Warrant Price..........................................................9

         Section 3.6 Reservation of Shares........................................................................9

         Section 3.7 Obtaining of Governmental Approvals and Stock Exchange Listings.............................10

         Section 3.8 Adjustment of Exercise Price and Number of Shares Purchasable or
                       Number of Warrants........................................................................11

         Section 3.9 Fractional Warrants and Fractional Shares...................................................16

         Section 3.10 Notices to Warrantholders..................................................................17




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                                    Article 4
                                    ---------

                 Exchange and Transfer of Warrant Certificates
                  ---------------------------------------------

         Section 4.1 Exchange and Transfer.......................................................................19

         Section 4.2 Treatment of Holders of Warrant Certificates................................................21

         Section 4.3 Cancellation of Warrant Certificates........................................................21

                                    Article 5
                                    ---------

                          Concerning the Warrant Agent
                          ----------------------------

         Section 5.1 Warrant Agent...............................................................................21

         Section 5.2 Conditions of Warrant Agent's Obligations...................................................22

         Section 5.3 Registration and Appointment of Successor Warrant Agent.....................................25

                                    Article 6
                                    ---------

                                  Miscellaneous
                                  -------------

         Section 6.1 Supplements and Amendments..................................................................28

         Section 6.2 Notices and Demands to the Company and Warrant Agent........................................28

         Section 6.3 Addresses...................................................................................28

         Section 6.4 Delivery of Prospectus......................................................................29

         Section 6.5 Obtaining of Governmental Approvals.........................................................29

         Section 6.6 Persons Having Rights under Warrant Agreement...............................................29

         Section 6.7 Headings....................................................................................30

         Section 6.8 Counterparts................................................................................30

         Section 6.9 Inspection of Agreement.....................................................................30

         Section 6.10 Governing Law..............................................................................30

         Section 6.11 Successors.................................................................................30

         Section 6.12 Termination................................................................................30



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


                  From time to time, Viacom Inc., a Delaware corporation (the "Company"), may enter into one or more warrant agreements that provide for the issuance and sale of warrants ("Warrants") to purchase shares of the Company's Preferred Stock, $0.01 par value ("Shares"). The standard provisions set forth herein may be included or incorporated by reference in any such warrant agreement (a "Warrant Agreement"). The Warrant Agreement, including the provisions incorporated therein by reference, is herein referred to as this "Agreement." The person named as the "Warrant Agent" in the first paragraph of the Warrant Agreement is herein referred to as the "Warrant Agent." Unless otherwise defined in this Agreement or in the Warrant Agreement, as the case may be, terms defined in the Warrant Agreement are used herein as therein defined and terms defined herein are used in the Warrant Agreement as herein defined.

                                   ARTICLE 1

            ISSUANCE, EXECUTION AND DELIVERY OF WARRANT CERTIFICATES

                  Section 1.1 Issuance of Warrant Certificates. Each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase such numbers of Shares as are set forth in the Warrant Agreement. The number of Warrants which may be issued and delivered under this Agreement is unlimited.

                  There shall be established in or pursuant to a resolution of the Board of Directors of the Company or any duly authorized committee thereof or established in one or more warrant agreements supplemental hereto, prior to the issuance of any Warrants: the designation of such Warrants; if the Warrants are issued together as a unit with any other securities of the Company, the date after which the Warrants shall be freely tradable separately from such other securities

(the "Distribution Date"); if the Company may at its option or under circumstances described therein provide for an earlier Distribution Date; the expiration date, pursuant to Section 2.2; the exercise price and any form of consideration other than lawful money of the United States of America by which the exercise price may be paid pursuant to Section 2.1; the Call Price, Call Date and Call Terms pursuant to Section 3.4; the limitations, if any, upon the Reduced Warrant Price and the Reduced Warrant Price Period, pursuant to Section 3.5; the circumstances, if any, under which the Exercise Price and the number of Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment and the manner of making any such adjustment.

                  Section 1.2 Execution and Delivery of Warrant Certificates. Each Warrant Certificate, whenever issued, shall be in registered form substantially in such form or forms as shall be established by the Company from time to time pursuant to one or more resolutions of the Board of Directors of the Company or in one or more warrant agreements supplemental hereto, and in each case shall be dated as of the date of issuance thereof, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the Warrant Certificate may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with (i) any law or with any rule or regulation made pursuant thereto or (ii) any rule or regulation of any stock exchange on which the Warrant Certificates may be listed, or to conform to usage. The Warrant Certificates shall be signed on behalf of the Company by its Chairman of the Board of Directors, its Chief Operating Officer, its President, its Chief Financial Officer, a Vice President or its Treasurer and attested by its Secretary or Assistant Secretary. Such signatures may be manual or facsimile signatures of such authorized officers and may be imprinted or otherwise reproduced on the Warrant Certificates.

                  No Warrant Certificate shall be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that the Warrant Certificate so countersigned has been duly delivered hereunder.

                  If any officer of the Company who shall have signed any of the Warrant Certificates either manually or by facsimile signature shall cease to be such officer before the Warrant Certificates so signed shall have been countersigned and delivered to the Warrant Agent, such Warrant Certificates nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company. Any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution of this Agreement any such persons was not an officer.

                  Section 1.3 Registration and Countersignature. The Warrant Agent shall, upon receipt of Warrant Certificates, duly executed on behalf of the Company, countersign the Warrant Certificates evidencing Warrants to purchase the number of Shares set forth in the Warrant Agreement and shall deliver such Warrant Certificates to the appropriate person or entity upon the order of the Company. After the original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for, or in connection with the registration of transfer of, one or more previously countersigned Warrant Certificates, as hereinafter provided. The Warrant Certificates shall not be valid for any purpose unless so countersigned.

                  The Warrant Agent's countersignature on all Warrants shall be in substantially the following form:

                  [NAME OF WARRANT AGENT],
                           as Warrant Agent

                  By_________________________________
                           Authorized Signatory

                                   ARTICLE 2

          WARRANT PRICE, DURATION AND EXERCISE OF WARRANT CERTIFICATES

                  Section 2.1 Warrant Price. The exercise price of each Warrant and any other form of consideration other than lawful money of the United States of America by which the exercise price may be paid shall be as set forth in the Warrant Agreement. The purchase price (including moneys and such other consideration) of the Shares upon exercise of the Warrants is referred to in this Agreement as the "Warrant Price" and is payable in full at the time of exercise.

                  Section 2.2 Duration of Warrant Certificates. Warrant Certificates may be exercised in whole at any time, and in part from time to time, during the period set forth in the Warrant Agent (the "Expiration Date"). Each Warrant Certificate not exercised on or before the

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close of business on the Expiration Date shall become void, and all rights of the holder thereunder and under this Agreement shall cease.

Section 2.3  Exercise of Warrant Certificates.

                  (a) Prior to the Expiration Date, a Warrant Certificate, if countersigned by the Warrant Agent, may be exercised in whole or in part by providing certain information set forth on the reverse side of the Warrant Certificate and, unless otherwise provided pursuant to Section 2.1, by paying in full (in cash or by certified or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds), in United States dollars, the Warrant Price for the Shares as to which the Warrant Certificate is exercised, to the Warrant Agent at its corporate trust office at the address set forth in the Warrant Agreement. The payment must specify the name of the holder and the number of Warrants exercised by such holder. Warrants will be deemed to have been exercised upon receipt by the Warrant Agent of the Warrant Price and the Warrant Certificate properly completed and duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed (under the Medallion Program) by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. ("NASD") or by a member of a national securities exchange. If the Warrant Agent receives moneys in payment of the Warrant Price, the Warrant Agent shall deposit all funds received by it in the account of the Company maintained with it for such purpose. If the Warrant Agent receives consideration other than moneys for Warrants, the Warrant Agent shall deliver such consideration directly to the Company. In either case, the Warrant Agent shall advise the Company by telex or telecopy at the end of each day as to the Warrant Certificates

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that have been exercised and the amount of moneys deposited to its account or the type and amount of other consideration to be delivered to it.

                  (b) The Warrant Agent shall, from time to time, as promptly as practicable, advise the Company of (i) the number of Warrants exercised, (ii) the instructions of each holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Shares to which such holder is entitled upon such exercise, (iii) delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise and (iv) such other information as the Company shall reasonably require.

                  (c) As soon as practicable after receipt of payment of the Warrant Price and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent, the Company shall issue or deliver, upon the order of the holder of such Warrant Certificate, the Shares in authorized denominations to which such holder is entitled, in fully registered form in such name or names as maybe directed by such holder, and if such Warrant Certificate was not exercised in full, upon request of the holder a new Warrant Certificate evidencing the number of Warrants remaining unexercised shall be issued if sufficient time remains prior to the Expiration Date.

(d) The Company will pay all documentary stamp taxes attributable to the initial issuance of Warrants and of Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates or any certificates for Shares in a name other than the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or


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until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                                   ARTICLE 3

                     OTHER PROVISIONS RELATING TO RIGHTS OF
                         HOLDERS OF WARRANT CERTIFICATES

                  Section 3.1 No Rights as Securityholders Conferred by Warrant Certificates. No Warrant Certificate shall entitle the holder thereof to any of the rights of a stockholder of the Company, including the right to receive the payment of dividends on or vote the Shares.

                  Section 3.2 Lost, Stolen, Mutilated or Destroyed Warrant Certificates. Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the ownership and the loss, theft, destruction or mutilation of the Warrant Certificate, and of such security or indemnity as may be required by them to save each of them harmless, and, in the case of mutilation, upon surrender thereof to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen or destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and for a like number of Warrants. Upon the issuance of any new Warrant Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Warrant Agent) in connection therewith. Every substitute Warrant Certificate executed and



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delivered pursuant to this Section in lieu of any lost, stolen or destroyed
Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) any and all other rights or remedies with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates.

                  Section 3.3 Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any holder of any Warrant Certificate, without the consent of the Warrant Agent, the holder of any Shares or the holder of any other Warrant Certificate, may, in his or her own behalf and for his or her own benefit, enforce, and may institute and maintain any action or proceeding against the Company to enforce or otherwise in respect of, his or her right to exercise his or her Warrant Certificate in the manner provided in his or her Warrant Certificate and in his or her Agreement.

                  Section 3.4 Call of Warrants by the Company. If so provided in the Warrant Agreement, the Company shall have the right to call and repurchase any or all Warrants at the price (the "Call Price") and on or after the date (the "Call Date") and upon the terms (the "Call Terms") as shall be established from time to time in or pursuant to the Warrant Agreement before the issuance of such Warrants, or to resolutions of the Board of Directors of the Company. Notice of such Call Price, Call Date and Call Terms shall be given to registered holders of Warrants in writing by the Company or the Warrant Agent.

                  Section 3.5 Optional Reduction of Warrant Price. Subject to the limits, if any, established from time to time by the Board of Directors of the Company or in the Warrant Agreement, the Company shall have the right, at any time or from time to time, voluntarily to reduce the then current Warrant Price to such amount (the "Reduced Warrant Price") and for such period or periods of time, which may be through the close of business on the Expiration Date (the "Reduced Warrant Price Period"), as may be deemed appropriate by the Board of Directors of the Company. Notice of any such Reduced Warrant Price and Reduced Warrant Price Period shall be given to registered holders of Warrants in writing by the Company or the Warrant Agent. After the termination of the Reduced Warrant Price Period, the Warrant Price shall be such Warrant Price that would have been in effect had there been no reduction in the Warrant Price pursuant to the provisions of this Section 3.5.

               Section 3.6 Reservation of Shares. For the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the Company will at all times through the close of business on the Expiration Date, reserve and keep available, free from preemptive rights and out of its aggregate authorized but unissued or treasury shares of Preferred Stock, the number of Shares deliverable upon the exercise of all outstanding Warrants, and the transfer agent for the shares is hereby irrevocably authorized and directed at all times to reserve such number of authorized and unissued or treasury shares of Preferred Stock as shall be required for such purpose. The Company will keep a copy of this Agreement on file with such transfer agent and with every transfer agent for any shares of the Company's capital stock issuable upon the exercise of Warrants. The Warrant Agent is hereby irrevocably authorized to requisition from time to time from such transfer agent stock certificates issuable upon exercise of outstanding


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Warrants, and the Company will supply such transfer agent with duly executed stock certificates for such purpose.

                  Before taking any action that would cause an adjustment pursuant to Section 3.7 reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted.

                  The Company covenants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be fully paid and nonassessable and free from all taxes, liens, charges and security interests created by or imposed upon the Company with respect to the issuance and holding thereof.

                  Section 3.7 Obtaining of Governmental Approvals and Stock Exchange Listings. So long as any Warrants remain outstanding, the Company will take all necessary steps (a) to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and to make filings under federal and state securities acts and laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants and the issuance, sale, transfer and delivery of the Shares issued upon exercise of Warrants, and (b) to have the shares of Stock immediately upon their issuance upon exercise of Warrants, (i) listed on each national securities exchange on which the Preferred Stock is then listed or (ii) if the Preferred Stock is not then listed on any national securities exchange, listed for quotation on the NASD Automated Quotations System ("Nasdaq")



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National Market ("Nasdaq National Market") or such other over-the-counter quotation system on which the Stock may then be listed.

                  Section 3.8 Adjustment of Exercise Price and Number of Shares Purchasable or Number of Warrants. The Exercise Price, the number of Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 3.8.

                  (a) If the Company shall (i) pay a dividend on its capital stock (including Preferred Stock in shares of Stock, (ii) subdivide its outstanding shares of Preferred Stock (iii) combine its outstanding shares of Preferred Stock into smaller number of shares of Preferred Stock or (iv) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder of each Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) In the event of any capital reorganization or any reclassification of the Preferred Stock (except as provided in paragraph (a) above or paragraph (h) below), any holder of Warrants upon exercise thereof shall be entitled to receive, in lieu of the Preferred Stock to



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which he or she would have become entitled upon exercise immediately prior to such reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company that he or she would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if his or her Warrants had been exercised immediately prior thereto; and in any such case, appropriate provision (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a resolution filed with the Warrant Agent) shall be made for the application of this Section 3.8 with respect to the rights and interests thereafter of the holders of Warrants (including the allocation of the adjusted Warrant Price between or among shares of classes of capital stock), to the end that this Section 3.8 (including the adjustments of the number of shares of Preferred Stock or other securities purchasable and the Warrant Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Warrants for any shares or securities or other property thereafter deliverable upon the exercise of the Warrants.

                  (c) Except for adjustments required by paragraph (h) hereof, no adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%)in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent and to the nearest one- hundredth of a Share, as the case may be.

                  (d) Whenever the number of Shares purchasable upon the exercise of each Warrant is adjusted as herein provided (whether or not the Company then or thereafter elects to



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


issue additional Warrants in substitution for an adjustment in the number of Shares as provided in paragraph (f), the Exercise Price payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

                  (e) For the purpose of this Section 3.8, the term "shares of Stock" shall mean (i) the class of stock designated as the Preferred Stock of the Company at the date of this Agreement, or (ii) any other class of stock resulting from successive changes or reclassification of such shares consisting solely of changes in par value, of from par value to no par value, or from no par value to par value. If at any time, as a result of an adjustment made pursuant to paragraph (a) or (b) above, the holders of Warrants shall become entitled to purchase any shares of the Company other than shares of Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs (a) through
(d), inclusive, above, and the provisions of Section 2.1, 2.2, 2.3, 3.6, 3.7(a) and 3.10, with respect to the Shares, shall apply on like terms to any such other shares.

                  (f) The Company may elect, on or after the date of any adjustment required by paragraphs (a) through (b) of this Section 3.8, to adjust the number of Warrants in substitution for an adjustment in the number of Shares purchasable upon the exercise of a Warrant. Each of the Warrants outstanding after such adjustment of the number of Warrants shall be exercisable for the same number of shares as immediately prior to such adjustment. Each Warrant held of record prior to such adjustment of the number of Warrants shall become that number of Warrants (calculated to the nearest hundredth) obtained by dividing the Warrant Price in effect prior to adjustment of the Warrant Price by the Warrant Price in effect after adjustment of the Warrant Price. The Company shall notify the holders of Warrants in the same manner as provided in the first paragraph of Section 3.10, of its election to adjust the number of Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter. Upon each adjustment of the number of Warrants pursuant to this paragraph (f) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrants on such record date Warrant Certificates evidencing, subject to Section 3.9, the additional Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Warrant Certificates evidencing all the Warrants to be issued, executed and registered in the manner specified in Section 1.3 and Article 4 (and which may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the notice.

                  (g) Except as provided in paragraph (a) of this Section 3.8, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

                  (h) In case of any consolidation of the Company with or merger of the Company into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall execute with the Warrant Agent an agreement that each holder of a Warrant shall have the right thereafter upon payment of the Warrant Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property which he or she would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The Company shall mail by first class mail, postage prepaid, to each holder of a Warrant, notice of the execution of any such agreement. Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Section 3.8. The provisions of this paragraph (h) shall similarly apply to successive consolidations, mergers, sales or conveyances. The Warrant Agent shall be under no duty or responsibility to determine the correctness or any provisions contained in any such agreement relating either to the kind or amount of shares of stock or other securities or property receivable upon exercise of Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement.

                  (i) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

                  Section 3.9  Fractional Warrants and Fractional Shares.

                  (a) The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant Certificates or to distribute Warrant Certificates that evidence fractional Warrants. In lieu of such fractional Warrants, there shall be paid to the registered holder of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a full Warrant. For purposes of this Section 3.9, the current market value of a Warrant shall be the closing price of one Warrant (as determined pursuant to paragraph (c) below) for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable.

                  (b) Notwithstanding any adjustment pursuant to this Section
3.9 in the number of Shares purchasable upon the exercise of a Warrant, the Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute certificates which evidence fractional Shares. In lieu of fractional Shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash equal to the same fraction of the current market value of a share of Preferred Stock. For purposes of this Section 3.9, the current market value of a share of Preferred Stock shall be the closing price of a share of Preferred Stock (as determined pursuant to paragraph (c) below) for the trading day immediately prior to the date of such exercise.

                  (c) The closing price for each day shall be the last sale price, regular way, or, if no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such day, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Warrants or Stock, as the case may be, is not listed or admitted to trading on such exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Warrants or Preferred Stock, respectively, is listed or admitted to trading, or if the Warrants or Preferred Stock, as the case may be, is not listed or admitted to trading on any national securities exchange, as reported on Nasdaq National Market or, if the Warrants or Stock, as the case may be, is not listed or admitted to trading on the Nasdaq National Market, as reported on Nasdaq.

                  Section 3.10 Notices to Warrantholders. Upon any adjustment of the number of Shares purchasable upon exercise of each Warrant, the Warrant Price or the number of Warrants outstanding, the Company within 20 calendar days thereafter shall (i) cause to be filed with the Warrant Agent a certificate of a firm of independent public accountants of recognized standing selected by the Company (who may be the regular auditors of the Company) setting forth the Warrant Price and either the number of Shares purchasable upon exercise of each Warrant or the additional number of Warrants to be issued for each previously outstanding Warrant, as the case may be, after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such adjustment was made, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (ii) cause to be given to each of the registered holders of the Warrant Certificates at such holder's address appearing on the Warrant Register written notice of such adjustments by first class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the other provisions of this Section 3.10.

                  The Company shall cause written notice of any later Distribution Date, any later Expiration Date, any Call Price, Call Date and
Call Terms and any Reduced Exercise Price and Reduced Exercise Price Period, as the case may be, to be given as soon as practicable to the Warrant Agent and to each of the registered holders of the Warrant Certificates by first class mail, postage prepaid, at such holder's address appearing on the Warrant Register. In addition to the written notice referred to in the preceding sentence, the Company shall make a public announcement in a daily morning newspaper of general circulation in New York City of such earlier Distribution Date, such later Expiration Date, such Call Price, Call Date and Call Terms and such Reduced Exercise Price and Reduced Exercise Price Period, as the case may be, at least once prior to the implementation of such terms.

                  If:

                  (a) the Company shall declare any dividend payable in any
            securities upon its shares of Preferred Stock or make any distribution (other than a cash dividend) to the holders of is shares of Preferred Stock, or

                  (b) the Company shall offer to the holders of its shares of
            Preferred Stock any additional shares of Preferred Stock or securities convertible into shares of Preferred Stock or any right to subscribe thereto, or

                  (c) there shall be a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of all or substantially all of its property, assets and business as an entirety), the Company shall cause written notice of such event to be filed with the Warrant Agent and shall cause written notice of such event to be given to each of the registered holders of the Warrant Certificates as such holder's address appearing on the Warrant Register, by first class mail, postage prepaid, and make a public announcement in a daily newspaper of general circulation in New York City of such event, such giving of notice and publication to be completed at least 10 calendar days (or 20 calendar days in any case specified in clause (c) above) prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. The failure to give the notice required by this Section 3.10 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, dissolution, liquidation or winding up or the vote upon or any other action taken in connection therewith.

                                   ARTICLE 4

                  EXCHANGE AND TRANSFER OF WARRANT CERTIFICATES

                  Section 4.1 Exchange and Transfer. Upon surrender at the corporate trust office of the Warrant Agent, Warrant Certificates evidencing Warrants may be exchanged for Warrant Certificates in other denominations evidencing such Warrants and the transfer of Warrants may be registered in whole or in part; provided that such other Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates surrendered for exchange or registration of transfer. The Warrant Agent shall keep, at its corporate trust office, books in which it shall register Warrant Certificates and exchanges and transfers of outstanding Warrant Certificates, upon surrender of the Warrant Certificates to the Warrant Agent at its corporate trust office for exchange or registration of transfer, properly completed and duly endorsed and duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed (under the Medallion Program) by (a) a bank or trust company, (b) a broker or dealer that is a member of the Nasdaq or (c) a member of a national securities exchange and accompanied by appropriate instruments of registration of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent. No service charge shall be made for any exchange or registration of transfer of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange or registration of transfer. Whenever any Warrant Certificates are surrendered for exchange or registration of transfer, an authorized officer of the Warrant Agent shall mutually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificate duly authorized and executed by the Company, as so requested. The Warrant Agent shall not be required to effect any exchange or registration of transfer that will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or registration of transfer of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations and entitled to the same benefits under this Agreement as the Warrant Certificates surrendered for such exchange or registration of transfer.

                  Section 4.2 Treatment of Holders of Warrant Certificates. Every holder of a Warrant Certificate, by accepting the same, consents and agrees with the Company, the Warrant Agent and with every subsequent holder of such Warrant Certificate that, until the transfer of the Warrant Certificate is registered on the books of the Warrant Agent, the Company and the Warrant Agent may treat the registered holder as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.

                  Section 4.3 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exercise, registration of transfer or exchange shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu thereof. The Warrant Agent shall deliver to the Company from time to time, or otherwise dispose of, canceled Warrant Certificates in manner satisfactory to the Company.

                                   ARTICLE 5

                          CONCERNING THE WARRANT AGENT

                  Section 5.1 Warrant Agent. The Company hereby appoints the Warrant Agent as the Warrant Agent of the Company in respect of the Warrant Certificates upon the terms and subject to the conditions herein set forth, and the Warrant Agent hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in the Warrant Certificates and by this Agreement, and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it. All of the terms and provisions with respect to such powers and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

                  Section 5.2 Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following (to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrant Certificates shall be subject):

                  (a) Performance by the Company. The Company agrees that it will take any corporate action that may be reasonably necessary in order to fulfill its obligations under this Agreement, and the Warrant Certificates, and that it will not take any action that would materially impair its ability to perform its obligations under this Agreement and the Warrant Certificates.

                  (b) Compensation and Indemnification. The Company agrees
            promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Company also agrees to indemnify the Warrant Agent, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as the Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability in the premises.

                  (c) Agent for the Company. In acting under this Warrant
            Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as an agent of the Company, and the Warrant Agent does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrant Certificates.

                  (d) Counsel. The Warrant Agent may consult with counsel
            satisfactory to it, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

                  (e) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any Warrant Certificate, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                  (f) Certain Transactions. The Warrant Agent and its officers, directors and employees may buy, sell or deal in any of the Shares or other securities of the Company and may become the owner of, or acquire any interest in, any Warrant Certificates, with the same rights that it or they would have if it were not the Warrant Agent hereunder, and, to the extent permitted by applicable law, they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of the Shares or other obligations of the Company as freely as if it were not the Warrant Agent.

                  (g) No Liability for Interest. Except as set forth in the
            Warrant Agreement, the Warrant Agent shall not be under any liability for interest on any moneys or other consideration at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

                  (h) No Liability for Invalidity. The Warrant Agent shall not incur any liability with respect to the validity of this Agreement or any of the Warrant Certificates.

                  (i) No Responsibility for Representations. The Warrant Agent
            shall not be responsible for any of the recitals or representations contained herein or in the Warrant Certificates (except the Warrant Agent shall be responsible for any representations of the Warrant Agent herein and for its countersignature on the Warrant Certificates), all of which are made solely by the Company.

                  (j) No Implied Obligations. The Warrant Agent shall be
            obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth, but no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Warrant Certificates authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application or by the Company of the proceeds of the Warrant Certificates. The Warrant Agent shall have not duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder or a Warrant Certificate with respect to such default, including any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demands upon the Company.

                  (k) Instructions. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer, the Secretary or any Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or in good faith reliance upon any statement signed by any one of such officer of the Company with respect to any fact or matter (unless other evidence in respect thereof is herein specifically prescribed) which may be deemed to be conclusively proved and established by such signed statement.

                  Section 5.3 Registration and Appointment of Successor Warrant Agent.

                  (a) The Company agrees, for the benefit of the holders from time to time of the Warrant Certificates, that at all times there shall be a Warrant Agent hereunder until all the Warrant Certificates are no longer exercisable.

                  (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided that such date shall not be less than 60 days after the date on which such notice is given unless the Company agrees to accept less notice. The

Warrant Agent may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company organized and doing business under the laws of the United States of America or of any State, in good standing, and authorized under such laws to exercise corporate trust powers) and the acceptance of such appointment by such successor Warrant Agent. Upon its resignation or removal, the Warrant Agent shall be entitled to the payment by the Company of the compensation agreed to under Section 5.2(b) hereof for, and to the reimbursement of all reasonable out-of-pocket expenses incurred in connection with, the services rendered hereunder by the Warrant Agent.

                  (c) If at any time the Warrant Agent shall resign, or shall be removed, or shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or shall file a petition seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or similar law or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the Federal Bankruptcy Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy or similar law or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified in accordance with the terms of this Agreement, shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be the Warrant Agent hereunder.

                  (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all moneys, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

                  (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, provided that is shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of the parties hereto.

                                   ARTICLE 6

                                  MISCELLANEOUS

                  Section 6.1 Supplements and Amendments. This Agreement may be amended or supplemented from time to time by the parties hereto, without the consent of the holder of any Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or in regard to matters or questions arising under this Agreement as the Company and the Warrant Agent may deem necessary or desirable, provided such action shall not adversely affect the interest of the holders of the Warrant Certificates.

                  Section 6.2 Notices and Demands to the Company and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Company.

                  Section 6.3 Addresses. Any communication to the Warrant Agent with respect to this Agreement shall be addressed to the address set forth in the Warrant Agreement, and any such communication to the Company shall be addressed to the Company at the following address:

                  Viacom Inc.
                  1515 Broadway
                  New York, New York 10036
                  Attention: [      ]

or such other address as shall be specified in writing by the Warrant Agent or by the Company.

                  Section 6.4 Delivery of Prospectus. If the Company is required under applicable federal or state securities laws to deliver a prospectus upon exercise of Warrants, the Company will furnish to the Warrant Agent sufficient copies of a prospectus, and the Warrant Agent agrees that upon the exercise of any Warrant Certificate by the holder thereof, the Warrant Agent will deliver to such holder, prior to or concurrently with the delivery of the Shares issued upon such exercise, a copy of the prospectus.

                  Section 6.5 Obtaining of Governmental Approvals. The Company will from time to time take all action that may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under federal and state laws, which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Warrant Certificates, the exercise of the Warrants, and the issuance, sale, transfer and delivery of the Shares issued upon exercise of the Warrants or upon the expiration of the period during which the Warrants are exercisable.

                  Section 6.6 Persons Having Rights under Warrant Agreement. Nothing in this Agreement is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and the holders of the Warrant Certificates, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and their successors and of the holders of the Warrant Certificates.

                  Section 6.7 Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                  Section 6.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

                  Section 6.9 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent for inspection by the holder of any Warrant Certificate. The Warrant Agent may require such holder to submit his Warrant Certificate for inspection by it.

                  Section 6.10 Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State.

                  Section 6.11 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                  Section 6.12 Termination. This Agreement shall terminate at the close of business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when the Warrants have been exercised.